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fcx.com | NYSE: FCX

ADDRESS:
333 North Central Avenue
Phoenix, AZ 85004

FINANCIAL CONTACTS:
Kathleen L. Quirk
(602) 366-8016

David P. Joint
(504) 582-4203

MEDIA CONTACT:
Linda S. Hayes
(602) 366-7824

Freeport-McMoRan Announces Appointment of Two Independent Members to its Board of Directors

Marcela E. Donadio
Sara Grootwassink Lewis

PHOENIX, AZ, August 2, 2021 — Freeport-McMoRan Inc. (NYSE: FCX) announced today the appointment of Marcela E. Donadio and Sara Grootwassink Lewis to its Board of Directors.

Ms. Donadio retired as a partner of Ernst & Young LLP, a multinational professional services firm, in 2014. From 2007 until her retirement in 2014, she served as Americas Oil & Gas Sector Leader for Ernst & Young, with responsibility for one of the firm's significant industry groups. She advised the firm's oil and gas industry clients in the United States and throughout the Americas on business strategies and financial matters. Ms. Donadio served as audit partner for multiple companies with domestic and international operations in the natural resources sector and held various energy industry leadership positions during her career. She serves as Lead Independent Director of Marathon Oil Corporation and as a director of NOV, Inc. and Norfolk Southern Corporation. Ms. Donadio has dual United States and Panamanian citizenship, holds a B.S. in Accounting from Louisiana State University and is a Certified Public Accountant.

Ms. Lewis founded Lewis Corporate Advisors, a capital markets and board advisory firm, in 2009, where she served as chief executive officer until 2018. Ms. Lewis has significant executive, corporate finance and capital markets experience, and served as executive vice president and chief financial officer of Washington Real Estate Investment Trust. She has served on several public company boards, including Sun Life Financial, a global insurance and asset management firm, where she Chaired its Audit Committee. She currently serves as a director and Chair of the Audit Committee of The Weyerhaeuser Company, director and Chair of the Compensation and Human Capital Committee of Healthpeak Properties, Inc., and as director and Chair of the Audit Committee of Everside Health Group, Inc. Ms. Lewis serves on the Executive Committee and Board of Trustees of the Brookings Institution, the Leadership Board for the U.S. Chamber of Commerce Center for Capital Markets Competitiveness, and the Center for Audit Quality's Audit Committee Council. She is a member of the Institute of Corporate Directors. Ms. Lewis is a Certified Public Accountant and a Chartered Financial Analyst. She holds a B.S. in Finance from the University of Illinois at Urbana-Champaign.

"We are delighted to welcome these highly qualified and knowledgeable executives to our Board," said Richard C. Adkerson, Chairman and Chief Executive Officer. "Marcela and Sara each have proven track records in business, finance, financial accounting and controls, and corporate governance. Their skills and experiences will strengthen our Board in fulfilling its responsibilities to our stakeholders and in supporting our management team, as we relentlessly pursue the extraordinary opportunities ahead to build value responsibly in our global business. We look forward to their counsel and contributions."

FCX's Board of Directors is now comprised of nine members, including eight independent directors. With these additions to the Board, average director tenure is approximately five years.

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{N4041732.6} 2 FREEPORT: Foremost in Copper FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com. Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it undertakes no obligation to update forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. # # #